As filed with the Securities and Exchange Commission on November 12, 2026

Registration No. 333-292580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INLIF LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

INLIF LIMITED

No. 88, Hongsi Road

Yangxi New Area, Honglai Town

Nan’an City, Quanzhou

The People’s Republic of China

Tel: +86 15375760760

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: +1 (212) 947-7200

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yuning “Grace” Bai, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 9th Floor

New York, NY 10017

Telephone: +1 (212) 588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 5, 2026, INLIF LIMITED (the “Company”) filed a registration statement on Form F-3 (File No. 333-292580) (as amended, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 12, 2026.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed by the Company to reflect the re-domiciliation of the Company from the Cayman Islands to the British Virgin Islands by way of continuation and to update certain other information in the Registration Statement. The information included in this Post-Effective Amendment No. 1 updates the Registration Statement and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 12, 2026

INLIF LIMITED

$300,000,000

Class A Ordinary Shares

Warrants

Debt Securities

Rights

Units

We may offer, issue and sell from time to time up to $300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares of par value $0.0001   each (the “Class A Ordinary Shares”), warrants to purchase ordinary shares, debt securities, rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our Class A Ordinary Shares, warrants, debt securities, rights, and units, collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution” on page 19. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “INLF.” On November 10, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.545 per share.

We are currently eligible to offer and sell securities under this prospectus in reliance on General Instruction I.B.1 of Form F-3. If we become subject to General Instruction I.B.5 of Form F-3 in the future, we will not sell securities in a public primary offering under this prospectus for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.5 of Form F-3.

During the 12 calendar months prior to and including the date of this prospectus, the Company offered and sold securities under the Registration Statement in reliance on General Instruction I.B.1 of Form F-3. Such sales consisted of (a) an aggregate of 981,261 Class A Ordinary Shares pursuant to the at-the-market (“ATM”) sales agreement dated March 12, 2026 between the Company and AC Sunshine Securities LLC, as ATM sales agent; and (b) the offering and sale of an aggregate of (i) 435,000 Class A Ordinary Shares; (ii) pre-funded warrants to purchase up to 1,908,750 Class A Ordinary Shares (each, a “Pre-Funded Warrant”); (iii) Series A warrants to initially purchase up to 2,343,750 Class A Ordinary Shares (each, a “Series A Warrant”); (iv) Series B warrants to initially purchase up to 2,343,750 units (each, a “Series B Unit”), each Series B Unit consisting of one Class A Ordinary Share, or one Pre-Funded Warrant in lieu thereof, and one Series A Warrant (each, a “Series B Warrant”); and (v) Series C warrants, initially exercisable for zero Class A Ordinary Shares, to purchase additional Class A Ordinary Shares up to 5,009,193 Class A Ordinary Shares (each, a “Series C Warrant”) pursuant to the securities purchase agreement dated October 19, 2026 between the Company and the investors named therein and the placement agency agreement dated October 19, 2026 between the Company and Maxim Group LLC, as exclusive placement agent.

As previously disclosed on Form 6-K, filed with the Securities and Exchange Commission (“SEC”) on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed on Form 6-K, filed with the SEC on January 12, 2026, on January 9, 2026, the Company’s shareholders approved, among other things the Company’s board of directors (the “Board”) to effectuate one or more share consolidations of the Company’s authorized and outstanding ordinary shares (including both Class A ordinary shares and Class B ordinary shares) within three (3) years from the date of approval, at such consolidation ratio and effective time as the Board may determine in its sole discretion, conditional upon the determination of a consolidation ratio by the Board, provided always that the accumulated consolidation ratio for all such share consolidations shall not be less than 2:1 nor greater than 5,000:1. As previously disclosed on Form 6-K, filed with the SEC on April 7, 2026, on March 20, 2026, the Board approved a share consolidation of all of the Company’s authorized and issued Class A ordinary shares and Class B ordinary shares at a ratio of one-for-sixteen (1-for-16), which became effective on The Nasdaq Capital Market on April 6, 2026 (the “April 2026 Share Consolidation”). On April 22, 2026, the Staff notified the Company that the Staff had determined that from April 8, 2026 to April 21, 2026 the closing bid price of the Company’s Class A Ordinary Shares had been at $1.00 per share and accordingly, the Company had regained compliance with the Minimum Bid Price Requirement.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), if the Company’s Class A Ordinary Shares fail to meet the Minimum Bid Price Requirement for a period of 30 consecutive business days and the Company has effected a share consolidation over the prior one-year period, or has effected one or more share consolidations over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for any compliance period specified in this Rule 5810(c)(3)(A) and the Staff shall issue a Staff delisting determination under Rule 5810 with respect to the Company’s security. As the Company effected a one-for-sixteen (1-for-16) share consolidation on April 6, 2026 and a one-for-two hundred (1-for-200) share consolidation on July 6, 2026, the Company will not be provided any compliance period to regain compliance with the Minimum Bid Price Requirement and will be subject to delisting immediately if the failure to meet the Minimum Bid Price Requirement continues for a period of 30 consecutive trading days, upon which the Company would be entitled to appeal Nasdaq’s determination to a Nasdaq Listing Qualifications Panel and request a hearing. As of November 10, 2026, the last reported closing bid price of our Class A Ordinary Shares on Nasdaq was $0.545 per share.

The Company intends to actively monitor the closing bid price of the Class A Ordinary Shares and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement, or maintain compliance with the other Nasdaq Listing Rules.

See “Risk Factors” beginning on page 15 of this prospectus and in our most recent annual report on Form 20-F, filed with the SEC on March 6, 2026 (the “2025 Annual Report”), and incorporated by reference, for more information.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in 2025 Annual Report, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “INLIF BVI,” “our Company,” and the “Company” refer to INLIF LIMITED, a British Virgin Islands business company; “Yunfei BVI” refers to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF BVI; “Juli HK” refers to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI; “Fujian INLIF” refers to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK; the “Operating Entity” or “Ewatt” refers to Ewatt Robot Equipment Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 94% owned by Fujian INLIF; and “Fanqi HK” refers to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt and is 100% owned by Yunfei BVI.

We are a holding company initially incorporated in the Cayman Islands and subsequently transferred by way of continuation to the British Virgin Islands with no material operations of our own and not a Chinese operating company. As a result, a substantial majority of our operations are conducted through the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the British Virgin Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a British Virgin Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2026 (the “2025 Annual Report”).

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, since neither Fujian INLIF nor the Operating Entity is a critical information infrastructure operator (“CIIO”) or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our 2025 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed fines.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act,” as amended as described hereinbelow), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors— Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our 2025 Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt as dividends. Fanqi HK will rely on payments made from Ewatt. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our 2025 Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2025 Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, other than the transfer of proceeds of the Company’s initial public offering (the “IPO”) of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. See “Prospectus Summary—Asset Transfers Between Our Company and Our Subsidiaries” “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and our audited consolidated financial statements for the fiscal years ended December 31, 2025, 2024, and 2023 in our 2025 Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an “Emerging Growth Company.” on page 11 of this prospectus for additional information.

Neither the Securities and Exchange Commission, the British Virgin Islands Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $300,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of INLIF BVI (as defined below), par value $0.0001 per share;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of INLIF BVI (as defined below), par value $0.0001 per share;

●	“Fanqi HK” are to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt (as defined below) and is 100% owned by Yunfei BVI (as defined below);

●	“Fujian INLIF” are to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK (as defined below);

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Juli HK” are to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI;

●	“Operating Entity” or “Ewatt” are to Ewatt Robot Equipment Co., Ltd., a limited liability company organized under the laws of the PRC, which is 94% owned by Fujian INLIF;

●	“Ordinary shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” “USD,” or “dollars” are to the legal currency of the United States;

●	“We,” “us,” “our,” “INLIF BVI,” “our Company,” and the “Company” are to INLIF LIMITED, a British Virgin Islands business company; and

●	“Yunfei BVI” are to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF BVI.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from the 2025 Annual Report.

Our Corporate Structure

We are a holding company initially incorporated in the Cayman Islands and subsequently transferred by way of continuation to the British Virgin Islands and not a Chinese operating company. As a result, a substantial majority of our operations are conducted by the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the British Virgin Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a British Virgin Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

The following diagram illustrates our corporate structure as of the date of this prospectus.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, enhancing supervision over China-based companies listed overseas using variable interest entity structures, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC— The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our 2025 Annual Report. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fine.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require us and our PRC subsidiaries to incur additional costs and effort to ensure compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations” in our 2025 Annual Report.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act (as amended as described hereinbelow), if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed the SOP with the CSRC and the MOF. The SOP Agreements establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our 2025 Annual Report.

Business Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 151, 135, and 117 customers for the fiscal years ended December 31, 2025, 2024, and 2023, respectively.

Beginning in 2025, the Company expanded its product development efforts to include automation solutions for the lithium battery and energy storage value chain within the new energy industry. The Operating Entity produces new energy sector-focused products, including Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules. The products are automation and testing equipment intended for applications in cell, module, and pack production.

In the first half of 2026, the Company commenced research and development of core robotics technologies related to humanoid robots. As of the date of this prospectus, the Company’s newly developed humanoid robot is undergoing validation tests in experimental environments. The Company’s present activities related to the humanoid robots remain focused on early-stage research, development and technical exploration, including motion control algorithms and structure, system collaboration and intelligent operation technologies. These efforts are at a preliminary stage and have not been commercialized, and there can be no assurance that they will result in commercially viable products or revenue.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the six months ended June 30, 2026 and 2025, we had total revenue of $12,942,657 and $10,270,988, and net income of $1,009,010 and net loss of $ 1,975,420, respectively. For the fiscal years ended December 31, 2025, 2024, and 2023, we had total revenue of $18,406,849, $15,796,983, and $12,610,873, and net loss of $5,450,453, net income of $1,627,977 and net income of $1,352,511, respectively.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. We have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules.

Competitive Strengths

We believe that the following strengths contribute to the Operating Entity’s success and differentiate it from its competitors:

●	strong research and development (“R&D”) capability;

●	comprehensive quality control system;

●	experienced management team; and

●	a broad range of customer base.

Growth Strategies

We intend to grow the Operating Entity’s business using the following key strategies:

●	enhance production capacity;

●	increase R&D investment; and

●	expand sales network.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider the risks summarized and listed below and under “Risk Factors” of this prospectus and all other information included and incorporated by reference in this prospectus and any applicable prospectus supplement. Additional risks are disclosed in more detail under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference in this prospectus and any applicable prospectus supplement. There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material. If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our Class A Ordinary Shares could decline, and you could lose some or all of your investment.

Risks Relating to Doing Business in the PRC

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

●	We may be affected by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations.

●	The PRC government has significant authority to exert influence on our operations in mainland China.

●	Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject our plan participants or us to fines and other legal or administrative sanctions.

●	Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of the Ordinary Shares.

●	The Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

●	We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC subsidiaries.

●	Conversion of RMB to and from other currency may be subject to governmental control in China.

●	You may experience hardships in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in our 2025 Annual Report based on foreign laws. It may also be burdensome for you or overseas regulators to conduct investigations or collect evidence within China.

●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the Operating Entity to penalties.

Risks Relating to the Operating Entity’s Business and Industry

Risks and uncertainties related to the Operating Entity’s business and industry include, but are not limited to, the following:

●	Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

●	The Operating Entity operates in a highly-competitive market and its failure to compete effectively could adversely affect both its and our business, financial condition, and results of operations.

●	The Operating Entity’s research and development, acquisitions, and licensing efforts may fail to generate new products.

●	Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs.

●	The Operating Entity may fail to detect or cure defects of its products.

●	If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected.

●	The Operating Entity has a limited operating history, which makes it difficult to evaluate our future prospects.

●	A significant portion of the total revenue of the Operating Entity is derived from a few major customers. A loss of business from any of these major customers may have a significant negative impact on the Operating Entity’s business and financial performance.

●	If the Operating Entity is unable to retain existing customers or attract new ones, or to attract sufficient spending from its customers, our business, results of operations and financial condition could be materially and adversely affected.

●	Our historical growth rates and performance may not be sustainable or indicative of our future growth and financial results.

●	The Operating Entity’s business requires a number of permits and licenses. We cannot assure you that the Operating Entity can maintain all required licenses, permits and certifications to carry on its business at all times.

●	If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan.

●	We have granted, and may continue to grant, share options and other forms of share-based incentive plans, which may result in increased share-based compensation expenses.

●	The Operating Entity sources its raw materials used for manufacturing from a limited number of suppliers. If the Operating Entity loses one or more of the suppliers, its operation may be disrupted, and both the Operating Entity’s and our results of operations may be adversely and materially impacted.

●	Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations and prospects.

●	The Operating Entity may not be able to adequately protect and maintain its intellectual property.

●	If the Operating Entity cannot successfully protect its intellectual property and exclusive rights, our brand and business would suffer.

●	The Operating Entity may be accused of infringing, misappropriating or otherwise violating the intellectual property rights of third parties.

●	We are subject to legal and regulatory proceedings from time to time in the ordinary course of our business.

●	We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We may be required to raise additional capital to fund the projects. Any failure of such additional fundraising may adversely affect the Operating Entity’s daily operations and may cause us to delay, curtail or abandon such projects.

●	The Operating Entity has no business liability or disruption insurance, which could expose it to significant costs and business disruption, and it may incur liabilities that are not covered by insurance.

●	The Operating Entity may not successfully acquire and integrate other businesses, license rights to technologies or products, form and manage alliances, or divest businesses.

●	Although we achieved net income for the six months ended June 30, 2026, we have historically incurred net loss and may incur losses in the future.

Risks Relating to Our Class A Ordinary Shares and the Trading Market

We are subject to general risks and uncertainties relating to our Class A Ordinary Shares and the trading market, including, but not limited to, the following:

●	If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	Nasdaq’s proposed minimum Market Value of Listed Securities requirement of $5 million, previously approved by SEC now stayed pending further action from the SEC, could result in the suspension and delisting of our Class A Ordinary Shares from Nasdaq.

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	We incur substantial increased costs as a public company.

●	Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends in the foreseeable future.

●	The market price of our Class A Ordinary Shares is likely to be highly volatile and subject to wide fluctuation, trading of our Class A Ordinary Shares could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all, resulting in losses. The market price of our Class A Ordinary Shares may decline regardless of our operating performance.

●	Our management has broad discretion to determine how to use the funds raised in offerings and, despite our efforts, may use them in ways that may not enhance our results of operations or the value of your investment.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

●	The laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company (“PFIC”), United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

Permissions or Approval Required from the PRC Authorities for Our Operation and Offering

Our PRC legal counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). As of the date of this prospectus, as confirmed by Beijing Dacheng Law Offices, LLP (Fuzhou), our PRC legal counsel, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless. As of the date of this prospectus, our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CSRC, the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three (3) working days following its submission of offerings or listing application. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In accordance with the requirements under the Trial Measures, we submitted the requisite initial filing with the CSRC on January 16, 2026.

As of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Entity, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to provide, publicly disclose to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any documents and materials that contain state secrets or working secrets of government agencies through its overseas listed entity, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to provide, publicly disclose to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any other documents and materials that, if leaked, will be detrimental to national security or public interest through its overseas listed entity, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities; where a suspected crime is involved, the case shall be transferred to the judicial authorities for criminal investigation according to law.

As there are still uncertainties regarding the interpretation and implementation of such regulations, we cannot assure you that we will be able to comply with new regulatory requirements relating to our listing and our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our PRC subsidiaries’ operations.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because our PRC subsidiaries are not CIIOs or online platform operators with personal information of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offering.

To operate business activities in Hong Kong, every company must register its business with the Business Registration Office of the Inland Revenue Department in Hong Kong and make an application for business registration within one month of commencement of business. Any person who fails to comply is subject to a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, our Hong Kong subsidiaries have obtained valid business registration certificates. There is no statutory or mandatory permission or regulatory approval required for the provision of customized servers and ancillary software and services in Hong Kong. As of the date of this prospectus, neither we nor our Hong Kong subsidiaries are required to obtain (i) any permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors outside Hong Kong, or (ii) any permission or approval from Hong Kong authorities to operate their business except for the aforementioned business registration certificates. However, it is uncertain whether we or our Hong Kong subsidiaries will be required to obtain additional permissions or approval from Hong Kong authorities to operate business or offer securities to foreign investors in the future, and whether we would be able to obtain such permissions or approvals. If we are unable to obtain such permissions or approvals if required in the future because applicable laws, regulations, or interpretations change, or inadvertently conclude that such permissions or approvals are not required, then the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus, other than the transfer of proceeds of the Company’s IPO of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Subject to the BCA and our memorandum and articles of association, our board of directors may, by resolution of directors, declare and authorize a distribution (which includes a dividend) to our shareholders from time to time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, INLIF BVI will be able to pay its debts as they fall due; and (b) the value of its assets exceeds its liabilities.

INLIF BVI relies on dividends and other distributions paid by our subsidiaries for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. INLIF BVI’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our operating subsidiaries.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. However, as the PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China, it has the authority to conduct reviews on cross-border transfer in and out of mainland China, which may impose certain limitations on our ability to transfer funds among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our 2025 Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2025 Annual Report.

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if Fujian INLIF and its subsidiary, Ewatt, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive revenue from the PRC subsidiaries operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation” in our 2025 Annual Report.

Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to their immediate holding company, Juli HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability” in our 2025 Annual Report.

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities.

Corporate Information

Our principal executive offices are located at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the PRC, and our phone number is +86 15375760760. Our registered office in the British Virgin Islands is located at the Office of Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, British Virgin Islands. We maintain a corporate website at www.yiwate88.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxies, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Recent Developments

June 2025 Annual Shareholder Meeting and Share Capital Reorganization (References to share and per share data described in this subsection have not been adjusted to give effect to the April 2026 Share Consolidation or the July 2026 Share Consolidation or the September 2026 Share Capital Change as described below)

On June 9, 2025, the Company held its annual general meeting of shareholders, at which the shareholders approved, among other matters, (a) the re-election of directors, (b) a share capital reorganization, under which the Company’s authorized share capital will be re-designated and re-classified from $50,000 divided into 500,000,000 ordinary shares of par value $0.0001 each, to $50,000 divided into 350,000,000 Class A Ordinary Shares of par value $0.0001 each and 150,000,000 Class B Ordinary Shares of par value $0.0001 each (the “Share Capital Reorganization”); (c) the adoption of the third amended and restated memorandum and articles of association to reflect the Share Capital Reorganization; and (d) a share repurchase and issuance, under which the Company will repurchase a total of 12,500,000 Class A Ordinary Shares held by certain shareholders (the “Class B Shareholders”) out of the proceeds of the fresh issuance of a total of 12,500,000 Class B Ordinary Shares at par value to the Class B Shareholders to be made for the purposes of the repurchase, subject to and immediately following the effectiveness of the Share Capital Reorganization.

Nasdaq Notice of Bid Price Deficiency and Regaining Compliance

On October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company was provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. On April 22, 2026, the Staff notified the Company that the Staff had determined that from April 8, 2026 to April 21, 2026 the closing bid price of the Company’s Class A Ordinary Shares had been at $1.00 per share and accordingly, the Company had regained compliance with the Minimum Bid Price Requirement and the matter was closed. See “Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them” in this prospectus for more details.

January 2026 Extraordinary Shareholder Meeting, Increase of Authorized Share Capital and Authorized Share Consolidations (References to share and per share data described in this subsection have not been adjusted to give effect to the April 2026 Share Consolidation or the July 2026 Share Consolidation or the September 2026 Share Capital Change as described below)

On January 9, 2026, the Company held an extraordinary general meeting of shareholders, at which the shareholders approved, among other matters, (a) the increase of the Company’s authorized share capital to $350,000 divided into 3,350,000,000 Class A Ordinary Shares of par value $0.0001 each and 150,000,000 Class B Ordinary Shares of par value $0.0001 each; and (b) granting the Company’s board of directors authorization to effectuate one or more share consolidations within three (3) years from the date of the meeting at such consolidation ratios and effective times as the board of directors may determine in its sole discretion, conditional upon the determination of a consolidation ratio by the board of directors, provided always that the accumulated consolidation ratio for all such share consolidations shall not be less than 2:1 nor greater than 5,000:1, with such consolidated shares having the same rights and being subject to the same restrictions (save as to par value) as the existing shares of such class as set out in the Company’s then effective memorandum and articles of association.

February 2026 PIPE Transaction (References to share and per share data described in this subsection have not been adjusted to give effect to the April 2026 Share Consolidation or the July 2026 Share Consolidation or the September 2026 Share Capital Change as described below)

On February 8, 2026, the Company entered into a securities purchase agreement with 12 non-U.S. investors relating to the issuance and sale of an aggregate of 202,000,000 Class A Ordinary Shares (the “February 2026 PIPE Shares”), at a purchase price of $0.16012 per share, for total gross proceeds of $32,344,240.00 (the “February 2026 PIPE Transaction”). The February 2026 PIPE Shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation S promulgated thereunder, and each investor represented that it is not a “U.S. Person” as defined under Regulation S. The closing of the February 2026 PIPE Transaction occurred on February 10, 2026, and the Company issued the February 2026 PIPE Shares to the investors and received the gross proceeds described above. Each investor also entered into a lock-up agreement providing for a lock-up period of six months from the date of the securities purchase agreement.

At-the-Market Offering

On March 12, 2026, the Company entered into a sales agreement (the “ATM Sales Agreement”) with AC Sunshine Securities LLC (the “ATM Sales Agent”), acting as the Company’s sales agent, pursuant to which the Company may offer and sell, from time to time, to or through the ATM Sales Agent, shares of its Class A ordinary shares, then par value $0.0001 per share having an aggregate offering price of up to $100,000,000 (the “ATM Offering”). The ATM Offering was made pursuant to the Company’s shelf registration statement on Form F-3 (File No. 333-292580) of which this prospectus forms a part, previously filed with the SEC on January 5, 2026, and declared effective on January 12, 2026 (the “Registration Statement”), the base prospectus dated January 5, 2026 filed as part of the Registration Statement, and the prospectus supplement dated March 13, 2026. The ATM Sales Agreement has been terminated, effective as of September 19, 2026. During the term of the ATM Sales Agreement, the Company sold an aggregate of 196,246,521 Class A ordinary shares, on a pre-share consolidation basis, or approximately 981,261 Class A Ordinary Shares on a post-share consolidation basis retroactively adjusted to reflect the July 2026 Share Consolidation and further giving effect to fractional share rounding treatment at the participant level. In connection with the ATM Offering, the Company received approximately $21.15 million in net proceeds, and paid approximately $2.14 million for the ATM Sales Agent’s compensation, execution and clearing with respect to such sales.

April 2026 Share Consolidation (References to share and per share data described in this subsection have not been adjusted to give effect to the July 2026 Share Consolidation or the September 2026 Share Capital Change as described below)

At the Company’s extraordinary general meeting held on January 9, 2026, shareholders authorized the Company’s board of directors to effect one or more consolidations of the Company’s authorized and issued ordinary shares. In March 2026, the board of directors of the Company approved a one-for-sixteen (1-for-16) consolidation of all authorized and issued Class A ordinary shares and Class B ordinary shares, pursuant to which every sixteen (16) shares of each class were combined into one (1) share of the same class (the “April 2026 Share Consolidation”). The 1-for-16 April 2026 Share Consolidation became effective at the opening of Nasdaq trading on April 6, 2026, and the Class A ordinary shares began trading on a consolidation-adjusted basis on April 6, 2026 under the existing symbol “INLF.” Following the April 2026 Share Consolidation, our authorized share capital was $350,000, divided into 209,375,000 Class A Ordinary Shares with a par value of $0.0016 each and 9,375,000 Class B Ordinary Shares with a par value of $0.0016 each.

July 2026 Share Consolidation (References to share and per share data described in this subsection have not been adjusted to give effect to the September 2026 Share Capital Change as described below)

Pursuant to the authorization granted by the shareholders at the Company’s extraordinary general meeting held on January 9, 2026, in June 2026, the board of directors of the Company approved a further one-for-two hundred (1-for-200) consolidation of the Company’s authorized and issued Class A ordinary shares and Class B ordinary shares, pursuant to which every two hundred (200) shares of each class were combined into one (1) share of the same class (the “July 2026 Share Consolidation”). The 1-for-200 July 2026 Share Consolidation became effective at the opening of Nasdaq trading on July 6, 2026 under the existing symbol “INLF.” Following the July 2026 Share Consolidation, our authorized share capital was $350,000 divided into 1,046,875 Class A ordinary shares of a par value of $0.32 each and 46,875 Class B ordinary shares of a par value of $0.32 each.

Class B Ordinary Shares PIPE Transaction

On July 20, 2026, the Company entered into a securities purchase agreement with Kerui Enterprise Limited (“Kerui”) relating to the issuance and sale of an aggregate of 40,000 Class B Ordinary Shares (the “Class B PIPE Shares”), at a purchase price of $2.58 per share, for an aggregate purchase price of $103,200 (the “Class B PIPE Transaction”). The Class B PIPE Transaction was a private placement exempt from registration requirements of the Securities Act of 1933, as amended, and the offering was made pursuant to Section 4(a)(2) thereof and Regulation S promulgated thereunder. The closing of the Class B PIPE Transaction occurred on July 22, 2026, and the Company issued the Class B PIPE Shares to Kerui and received $103,200 in gross proceeds.

September 2026 Extraordinary Shareholder Meeting, Additional Share Capital Change and Migration to the BVI

At the Company’s extraordinary general meeting held on September 15, 2026 (as adjourned and reconvened) (the “EGM”), shareholders approved an increase in the Company’s authorized share capital (the “Authorised Share Capital Increase”), the amendments to the memorandum and articles of association reflecting the increase in authorized share capital, a reduction in the par value of its ordinary shares from $0.32 to $0.0001 per share (the “Par Value Reduction”), the amendments to the memorandum and articles of association reflecting such reduction of par value, the Company’s deregistration in the Cayman Islands and transfers to the British Virgin Islands (“BVI”) by way of continuation (the “Migration”) and the adoption of the memorandum and articles of association (“Memorandum and Articles”) as a BVI business company upon Migration, and the ratification of Enrome LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2026.

Following the Authorised Share Capital Increase which took immediate effect upon passing of resolution at the EGM on September 15, 2026, and upon the approval by the Registrar of Companies of the Cayman Islands pursuant to sections 14, 14A and 14B of the Companies Act (Revised) of the Cayman Islands, the Par Value Reduction was effected on September 21, 2026, by, among other things, cancelling $0.3199 of the paid-up capital on each issued and outstanding ordinary share, subdividing each authorized but unissued ordinary share into 3,200 shares of the same class of $0.0001 par value each, and cancelling such number of unissued ordinary shares of US$0.0001 par value each that would result in authorised share capital being US$850,000 divided into 8,000,000,000 class A ordinary shares of par value US$0.0001 each and 500,000,000 class B ordinary shares of par value US$0.0001 each. The Par Value Reduction did not change the number of issued and outstanding ordinary shares or any shareholder’s proportionate ownership or voting power.

Upon approval by the Registrar of Corporate Affairs of the BVI, the Migration and the Memorandum and Articles became effective on November 2, 2026. As of the date of this prospectus, the Company is a BVI business company incorporated under the laws of the BVI.

Registered Direct Offering of Class A Ordinary Shares, Pre-Funded Warrants, Series A Warrants, Series B Warrants, and Series C Warrants

On October 19, 2026, the Company entered into a securities purchase agreement with certain investors for a best-efforts offering (the “Registered Direct Offering”) of an aggregate of (i) 435,000 Class A Ordinary Shares; (ii) pre-funded warrants to purchase up to 1,908,750 Class A Ordinary Shares (each, a “Pre-Funded Warrant”); (iii) Series A warrants to initially purchase up to 2,343,750 Class A Ordinary Shares (each, a “Series A Warrant”); (iv) Series B warrants to initially purchase up to 2,343,750 units (each, a “Series B Unit”), each Series B Unit consisting of one Class A Ordinary Share, or one Pre-Funded Warrant in lieu thereof, and one Series A Warrant (each, a “Series B Warrant”); and (v) Series C warrants, initially exercisable for zero Class A Ordinary Shares, to purchase additional Class A Ordinary Shares up to 5,009,193 Class A Ordinary Shares (each, a “Series C Warrant”). The offering price was $1.60 for one Class A Ordinary Share accompanied by one Series A Warrant, one Series B Warrant and one Series C Warrant, or $1.5999 for one Pre-Funded Warrant accompanied by one Series A Warrant, one Series B Warrant and one Series C Warrant. The Registered Direct Offering had total gross proceeds of $3.75 million, before deducting placement agent fees and other offering expenses. The securities in the Registered Direct Offering were offered pursuant to the Registration Statement, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated October 19, 2026.

Maxim Group LLC (the “Placement Agent”) acted as the exclusive placement agent on a reasonable best-efforts basis for the Registered Direct Offering, pursuant to a placement agency agreement dated October 19, 2026 between the Company and the Placement Agent. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds raised in the Registered Direct Offering, a cash fee equal to 7% of the gross proceeds provided to the Company upon the exercise of any Series B Warrants, and a reimbursement of expenses of up to $50,000.

The closing of the Registered Direct Offering occurred on October 20, 2026. As of the date of this prospectus, all of the Pre-Funded Warrants and Series C Warrants have been exercised.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, and any risk factors set forth in our other filings with the SEC, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Class A Ordinary Shares could decline and you could lose part or all of your investment. For more information, see “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report and “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Risks Relating to the Operating Entity’s Business and Industry

Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. Driven by the continued growth in overall market demand for new energy solutions, the Company remains confident in its strategic expansion into this sector. However, notwithstanding this confidence, such expansion exposes us to new risks and uncertainties. While we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules, we face the challenges of scaling operations in a rapidly evolving market, the potential for increased competition, and the risks associated with the high capital expenditures required for research and development in this sector. Furthermore, our ability to deliver turnkey solutions that meet the demands of the new energy market will depend on our continued investment in R&D, the successful integration of new technologies, and the expansion of our talent pool across engineering, R&D, and supply chain functions. If we are unable to effectively execute our strategy in the new energy sector, or if we face unforeseen technical or operational challenges, it could adversely affect our business, financial condition, and results of operations.

Although we achieved net income for the six months ended June 30, 2026, we have historically incurred net loss and may incur losses in the future.

We recorded net income of $1,009,010 for the six months ended June 30, 2026, compared with a net loss of $1,975,420 for the six months ended June 30, 2025. We historically incurred a net loss of $5,450,453 for the fiscal year ended December 31, 2025. Our recent net income does not assure continued profitability. Our ability to achieve and maintain profitability depends on a number of factors, many of which are beyond our control, including our ability to increase revenues, effectively manage our operating expenses, and successfully execute our business strategy. We may continue to incur operating losses as we invest in our business, expand our operations, develop new products or services, and pursue growth opportunities. If we are unable to generate sufficient revenues or control our costs, we may not be able to achieve a profitable position and our losses may continue or increase, which could adversely affect our business, financial condition and results of operations.

Risks Relating to Our Class A Ordinary Shares and the Trading Market

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. In particular, the Nasdaq Capital Market requires that the average closing price of the Company’s listed Class A Ordinary Shares remain above $1.00 over a 30 consecutive business day period. As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying us that for the last 30 consecutive business days the closing bid price for our Class A Ordinary Shares was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market.  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a compliance period of 180 calendar days from the date of the Notice, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting. On April 22, 2026, the Staff notified the Company that the Staff had determined that from April 8, 2026 to April 21, 2026 the closing bid price of the Company’s Class A Ordinary Shares had been at $1.00 per share and accordingly, the Company had regained compliance with the Minimum Bid Price Requirement and the matter was closed. As of the date of this prospectus, the Company has regained compliance with the Minimum Bid Price Requirement and has not received any additional notice of deficiency from Nasdaq.

However, under Nasdaq Listing Rules, because we have effected reverse share splits within the past year and with a cumulative ratio of 250 shares or more to one over the prior two-year period, if our Class A Ordinary Shares subsequently fail to meet the $1.00 minimum bid price requirement for 30 consecutive business days, we will not be eligible for any compliance period and Nasdaq may immediately issue a delisting determination. As of November 10, 2026, the last reported closing bid price of our Class A Ordinary Shares on Nasdaq was $0.545 per share. The closing bid price of our Class A Ordinary Shares has been below $1.00 per share since October 19, 2026.

We will continue to actively monitor the closing bid price of our Class A Ordinary Shares and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement. Even if we regain compliance with the Minimum Bid Price Requirement, there can be no assurance that we will maintain compliance with the Minimum Bid Price Requirement or other applicable Nasdaq continued listing standards. To maintain a listing on The Nasdaq Capital Market, we must also satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, and certain corporate governance requirements. We may in the future become non-compliant with the Minimum Bid Price Requirement or the other applicable Nasdaq continued listing standards. If we are unable to satisfy these requirements, our Class A Ordinary Shares could be subject to delisting. Delisting would have a negative effect on the price of our Class A Ordinary Shares and would impair your ability to sell our Class A Ordinary Shares when you wish to do so.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Nasdaq’s proposed minimum Market Value of Listed Securities requirement of $5 million, previously approved by SEC now stayed pending further action from the SEC, could result in the suspension and delisting of our Class A Ordinary Shares from Nasdaq.

On January 13, 2026, Nasdaq proposed a new listing rule requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum market value of listed securities (“MVLS”) of $5 million (the “MVLS Rule”). Under the MVLS Rule, if our market value falls below $5 million for 30 consecutive business days, our Class A Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal. Although a request for a hearing before a Nasdaq Hearings Panel will not stay the suspension, the Hearings Panel may, in limited circumstances, grant an exception of up to 180 days from the Staff Delisting Determination for the company to demonstrate that it satisfies all applicable initial (not merely continued) listing requirements. On July 22, 2026, such rule was approved by the SEC and became effective.

On July 29, 2026, the SEC’s Division of Trading and Markets confirmed that it had received notices of intention to petition SEC for review of the approval of the MVLS Rule, which automatically stayed the order implementing the MVLS Rule pending further action from the SEC. However, such newly promulgated $5 million MVLS requirement may still be affirmed and upon then, the Company may not be able to comply with such requirement. Furthermore, if the MVLS Rule becomes effective and we are simultaneously addressing our existing minimum bid price deficiency when our market value is below $5 million, we could face multiple overlapping delisting threats that compound the risk of delisting. As there is no prescribed timeline for SEC’s action, there is uncertainty as to whether and when the MVLS Rule will become effective.

The Company’s ability to maintain compliance with the $5 million MVLS requirement depends on a number of factors, including the market price of the Class A Ordinary Shares and the number of our issued and outstanding shares. The market price of the Class A Ordinary Shares may be volatile and could decline for reasons beyond our control, including:

●	general market conditions or downturns in the broader equity markets;

●	sector-specific or industry-wide volatility;

●	changes in interest rates or macroeconomic conditions;

●	geopolitical events;

●	actual or perceived short selling activity or other trading dynamics;

●	reduced liquidity or limited public float; and

●	investor perceptions regarding our business, prospects, or financial condition.

If the MVLS Rule becomes effective and If the Company’s MVLS were to fall below $5 million for 30 consecutive business days, Nasdaq would issue a staff delisting determination and immediately suspend trading of the Class A Ordinary Shares on Nasdaq. Any suspension or delisting of the Class A Ordinary Shares from Nasdaq could materially and adversely affect our business, financial condition, results of operations, and the value of the Class A Ordinary Shares

If we are delisted from Nasdaq, our securities may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our securities, it may be extremely difficult or impossible for shareholders to sell their shares. If we are delisted from Nasdaq, but obtain a substitute listing for our securities, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Shareholders may not be able to sell their securities on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our securities are delisted from Nasdaq, the value and liquidity of our securities would likely be significantly adversely affected.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq. There can be no assurance that we will maintain the compliance of our securities with the Nasdaq listing requirements.

Our management has broad discretion to determine how to use the funds raised in offerings and, despite our efforts, may use them in ways that may not enhance our results of operations or the value of your investment.

Our management will have broad discretion over the use and investment of the net proceeds from our offerings, and, accordingly, investors in our offerings will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

The market price of our Class A Ordinary Shares is likely to be highly volatile and subject to wide fluctuation, trading of our Class A Ordinary Shares could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all, resulting in losses. The market price of our Class A Ordinary Shares may decline regardless of our operating performance.

Our stock prices have experienced substantial volatility in the past, often based on factors that we believe are unrelated to our business or financial performance or prospects. We believe that trading in our stock has been and will likely continue to be subject to significant volatility. These factors include macroeconomic developments in North America, China and globally and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our Class A Ordinary Shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us, a reduction in trading volume and general market interest in our Class A Ordinary Shares may affect an investor’s ability to trade significant numbers of shares of our Class A Ordinary Shares; the size of our public float may limit the ability of some institutions to invest in our Class A Ordinary Shares. As a result of any of these factors, the market price of our Class A Ordinary Shares at any given point in time may not accurately reflect our long-term value. The price of our Class A Ordinary Shares may increase or decrease in response to a number of events and factors, including: changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our Class A Ordinary Shares. These factors, or any of them, may materially adversely affect the prices of our Class A Ordinary Shares regardless of our operating performance.

The market price of our Class A Ordinary Shares is affected by many other variables which we believe are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for our Class A Ordinary Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of our Class A Ordinary Shares is expected to make our Class A Ordinary Shares price volatile in the future, which may result in losses to our investors.

The market price of our Class A Ordinary Shares may fluctuate significantly and may decline below the purchase price at which you purchased them. As a result, investors may be unable to sell the Class A Ordinary Shares purchased at or above the price they paid and may lose some or all of their investment.

As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. Some of these practices include being exempted from certain of the corporate governance requirements of Nasdaq, namely the requirements that (i) a majority of our board of directors be independent; (ii) our independent directors hold regularly scheduled meetings at which only independent directors are present; (iii) director nominees be selected or recommended by independent directors or a nominations committee comprised solely of independent directors; (iv) we hold an annual meeting of shareholders within one year after the end of each fiscal year; (v) we solicit proxies and provide proxy statements for all shareholder meetings; (vi) the quorum for any shareholder meeting be not less than 33⅓% of our outstanding voting shares; (vii) our audit committee or another independent body of our board review and oversee all related party transactions; and (viii) we obtain shareholder approval before certain issuances of securities, including in connection with acquisitions, a change of control, equity compensation arrangements, and issuances of 20% or more of our outstanding shares at a price below the Minimum Price.

We have elected to follow home country practice in British Virgin Islands in lieu of Nasdaq Capital Market Listing Rule 5600 with the exception of those rules which are required to be followed pursuant to the provisions of Listing Rule 5615(a)(3). See “Item 16G. Corporate Governance” for more information. As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We were initially incorporated as an exempted company with limited liability under the laws of the Cayman Islands and subsequently transferred by way of continuation to the British Virgin Islands as a BVI business company with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the BVI Business Companies Act, 2004 (as amended) (the “BCA”) and by the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the BCA and the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from the common law of England and the wider Commonwealth, decision of whose courts are generally persuasive but are not binding in the courts of the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws relative to the United States. In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BCA. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BCA offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BCA. Under the BCA, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BCA dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BCA and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BCA also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of material provisions of our memorandum and articles of association currently in effect, as well as the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Companies Act”) insofar as they relate to the material terms of our ordinary shares. For more complete information, you should read the entirety of our memorandum and articles of association, which is being filed with the SEC as Exhibit 3.1 to the report on Form 6-K filed with the SEC on November 4, 2026.

Type and Class of Securities

The Company is authorised to issue a maximum of 8,500,000,000 shares of US$0.0001 par value each divided into two classes of shares: 8,000,000,000 class A ordinary shares of US$0.0001 par value each (the “Class A Ordinary Shares”) and 500,000,000 class B ordinary shares of US$0.0001 par value each (the “Class B Ordinary Shares”), of which 8,399,332 Class A Ordinary Shares are issued and outstanding, and 43,908 Class B Ordinary Shares are issued and outstanding as of the date of this prospectus.

Our ordinary shares may be held in either certificated or uncertificated form. Our shareholders who are non-residents of the BVI may freely hold and vote their Class A Ordinary Shares.

Each Class A Ordinary Share confers upon the member (unless waived by such member): (a) the right to one (1) vote at a meeting of the members or on any resolution of members; (b) the right to an equal share in any dividend paid by the Company on the Ordinary Shares; and (c) the right to an equal share in the distribution to the holders of Ordinary Shares of the surplus assets of the Company on its liquidation.

Each Class B Ordinary Share confers upon the member (unless waived by such member): (a) the right to twenty (20) votes at a meeting of the members or on any resolution of members; (b) the right to an equal share in any dividend paid by the Company on the Ordinary Shares; and (c) the right to an equal share in the distribution to the holders of Ordinary Shares of the surplus assets of the Company on its liquidation.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances, vice versa.

Preemptive Rights

The holders of our ordinary shares do not have pre-emptive rights under the Companies Act or pursuant to our memorandum and articles of association.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the BCA. Our Amended and Restated Memorandum and Articles of Association provide that the Directors may, by resolution of directors, authorize and declare a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to satisfy its debts as they fall due in the ordinary course of business.

Variation of Rights of Shares

The rights attached to any class of shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

General Meetings of Shareholders

As a BVI business company, we are not obligated by the BCA to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable. General meetings shall also be convened on the written request of members entitled to exercise 10 per cent or more of the voting rights in respect of the matter for which the meeting is requested.

The director convening a meeting of members shall give not less than 7 clear calendar days’ written notice of a meeting of members to: (a) those members whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting; and (b) the other directors.

A meeting of members held in contravention of the requirement to give notice is valid if members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall constitute waiver in relation to all the Shares which that member holds.

A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

A quorum shall consist of the presence (whether in person or represented by proxy) of members present in person or by proxy not less than one-third of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall either be dissolved or stand further adjourned at the discretion of the chairman of the Board or, if different, the chairman of the meeting.

A resolution put to the vote of at any meeting of the Members shall be decided on a poll. A poll shall be taken in such manner as the chairman of the meeting directs.

If the votes on a resolution are equal the chairman may if he wishes exercise a casting vote.

Transfer of Ordinary Shares

Subject to the Memorandum, certificated shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. A member shall be entitled to transfer uncertificated shares by means of a relevant system and the operator of the relevant system shall act as agent of the members for the purposes of the transfer of such uncertificated shares. Where shares are listed on a Designated Stock Exchange (as defined in the Articles), shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Designated Stock Exchange.

Subject to any applicable requirements set forth in the articles of association of our Company and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer all or any of his shares to another person by an instrument in writing in any usual or common form or in a form prescribed by Nasdaq or in any other form which the directors may approve or on behalf of the transferor.

The transfer of a share is effective when the name of the transferee is entered on the register of members.

If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by resolution of directors: (a) to accept such evidence of the transfer of shares as they consider appropriate; and (b) that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

Liquidation

As permitted by BVI law and our Memorandum and Articles, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BCA, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Forfeiture of Shares

Our Company’s shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our Articles. For this purpose, shares of our Company issued for a promissory note or a contract for future services are deemed to be not fully paid.

A written notice of call specifying the date for payment to be made shall be served on the member who defaults in making payment in respect of the shares. Such written notice of call shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited. Where a written notice of call has been issued pursuant to the Articles and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the notice relates. The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to the Articles and that member shall be discharged from any further obligation to the Company.

Redemption and Purchase of Own Shares

The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted or required by the BCA or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where: (a) the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his shares exchanged for money or other property of the Company, or (b) the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or section 179 of the BCA; or (c) the Company acquires its own fully paid Shares pursuant to section 59(1A) of the BCA.

Shares that the Company purchases, redeems or otherwise acquires pursuant to the Articles may be cancelled or held as treasury shares except to the extent that such shares are in excess of 50 percent of the issued shares in which case they shall be cancelled but they shall be available for reissue.

Issuance of Additional Shares

The Company may at the discretion of the Board of Directors, but shall not otherwise be obliged to, issue fractional Shares or round up or down fractional holdings of Shares to its nearest whole number and a fractional Share (if authorised by the Board of Directors) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

Subject to the BCA and the rules of the Designated Stock Exchange on which any Shares or other Securities may be listed (if so listed), the Board of Directors without further consultation with the holders of any Shares or Securities may resolve that any class or series of Shares or other Securities in issue or to be issued from time to time may be issued, registered or converted to uncertificated form and be subject to the practices instituted by the operator of the relevant system.

Provisions Affecting Any Change of Control

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BCA there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ordinary shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable debt securities documents.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants” will apply to each unit and to any ordinary share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

We were initially incorporated as an exempted company with limited liability under the laws of the Cayman Islands and subsequently transferred by way of continuation to the British Virgin Islands as a business company with limited liability. We enjoy certain benefits, such as political and economic stability, an effective judicial system, tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services, commitment of the British Virgin Islands to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF). However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include: (i) the British Virgin Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors than the United States; and (ii) British Virgin Islands companies may not have standing to sue before the federal courts of the United States. Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the state and federal courts of the United States related to this registration agreement.

Ogier, our legal counsel with respect to the laws of the British Virgin Islands, and Beijing Dacheng Law Offices, LLP (Fuzhou), our counsel with respect to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, we have been advised by British Virgin Islands Counsel that the British Virgin Islands does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the British Virgin Islands. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation

Beijing Dacheng Law Offices, LLP (Fuzhou) has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Beijing Dacheng Law Offices, LLP (Fuzhou) has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security, or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered from time to time under this prospectus and certain other legal matters as to British Virgin Islands law will be passed upon for us by Ogier, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP (Fuzhou). If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus to our annual report on Form 20-F for the fiscal years ended December 31, 2025 and 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

The financial statements incorporated by reference in this prospectus to our annual report on Form 20-F for the fiscal year ended December 31, 2023 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC may be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.yiwate88.com. The information contained on our websites is not a part of this prospectus. Our authorized representative and agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, Tel: +1 (212) 947-7200.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026;

●	our report of foreign private issuer on Form 6-K furnished to the SEC on September 24, 2026, containing our unaudited condensed consolidated interim financial statements for the six months ended June 30, 2026;

●	our reports of foreign private issuer on Form 6-K furnished to the SEC on March 6, 2026, March 13, 2026, April 7, 2026, June 18, 2026, July 7, 2026, July 24, 2026, July 29, 2026, August 14, 2026, September 9, 2026, September 17, 2026, September 25, 2026, September 28, 2026, October 21, 2026, November 4, 2026 and November 6, 2026, respectively;

●	the description of our ordinary shares set forth in the registration statement on Form 8-A, filed with the SEC on December 30, 2024, as supplemented by the “Description of Ordinary Shares” included in this prospectus and including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference in this prospectus.

Our most recent annual report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our website at www.yiwate88.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

INLIF LIMITED

No. 88, Hongsi Road, Yangxi New Area, Honglai Town

Nan’an City, Quanzhou, the PRC

Tel: +86 15375760760

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

INLIF LIMITED

$300,000,000

Class A Ordinary Shares

Warrants

Debt Securities

Rights

Units

Prospectus dated November 12, 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Section 132 of the BVI Companies Act provides that subject to the memorandum or articles of association of a company, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company, or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provided that the said person had acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Any indemnity given in breach of the foregoing proviso is void and of no effect.

Under our memorandum and articles of association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1 (File No. 333-279569), as amended, initially filed with the SEC on May 21, 2024, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 9. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)	For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
4.1**	Specimen Certificate for Class A Ordinary Shares
4.2**	Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the report on Form 6-K filed with the SEC on November 4, 2026)
4.3*	Form of Warrant Agreement, including form of Warrant
4.4*	Form of Debt Securities
4.5*	Form of Rights Certificate
4.6*	Form of Unit Agreement
5.1+	Opinion of Ogier regarding the validity of the securities being registered
8.1+	Opinion of Ogier regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
23.1+	Consent of Enrome LLP, an independent registered public accounting firm
23.2+	Consent of Onestop Assurance PAC, an independent registered public accounting firm
23.3+	Consent of Ogier (included in Exhibit 5.1)
23.4+	Consent of Beijing Dacheng Law Offices, LLP (Fuzhou)
24.1**	Power of Attorney (included on the signature page hereof)
107**	Filing Fee Table

+	Filed herewith.
*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a report of foreign private issuer on Form 6-K filed in connection with an offering of securities offered hereunder.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nan’an, China, on November 12, 2026.

INLIF LIMITED

By:	/s/ Rongjun Xu
Rongjun Xu
Chief Executive Officer (Principal Executive Officer)

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rongjun Xu and Yanting Chen, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his/her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Rongjun Xu		Chief Executive Officer	November 12, 2026
Name:	Rongjun Xu	(Principal Executive Officer)

/s/ Yanting Chen		Chief Financial Officer	November 12, 2026
Name:	Yanting Chen	(Principal Accounting and Financial Officer)

/s/ Wenzao Huang		Director and Chairman of Board of Directors	November 12, 2026
Name:	Wenzao Huang

/s/ Yunjun Huang		Director	November 12, 2026
Name:	Yunjun Huang

/s/ Yaner Zhang		Independent Director	November 12, 2026
Name:	Yaner Zhang

/s/ Yongjun Zhou		Independent Director	November 12, 2026
Name:	Yongjun Zhou

/s/ Yongfu Zeng		Independent Director	November 12, 2026
Name:	Yongfu Zeng

*	Pursuant to power of attorney

By:	/s/ Rongjun Xu
Rongjun Xu
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of INLIF LIMITED, has signed this registration statement thereto in New York, NY on November 12, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.